EXHIBIT 3.4

                                VOTING AGREEMENT

            THIS VOTING AGREEMENT (the "AGREEMENT"), dated as of November __, 2003, is by and between the Rubin Family Irrevocable Stock Trust (the "STOCKHOLDER") and Utix Group, Inc. (fka Chantal Skin Care Corporation), a Delaware corporation (the "COMPANY"). Capitalized terms used but not defined herein shall have the meanings set forth in the Share Exchange Agreement (as defined below).

                                    RECITALS

            WHEREAS, the Company, Corporate Sports Incentives, Inc., a New Hampshire corporation ("CSI"), Joel Pensley, an individual (the "Utix Principal Stockholder"), and the stockholders of CSI (the "CSI Stockholders") propose to enter into a Share Exchange Agreement, dated ________ __, 2003 (as such agreement may be modified or amended from time to time, the "SHARE EXCHANGE AGREEMENT"), whereby (i) the CSI Stockholders will exchange their shares of CSI common stock (the "Exchange") for shares of common stock of the Company (the "Exchange Shares") and (ii) CSI will become a wholly-owned subsidiary of the Company, upon the terms and subject to the conditions set forth in the Share Exchange Agreement;

            WHEREAS, the Stockholder will, after the Exchange, own 1,875,000 shares of common stock of the Company (the "COMMON STOCK"); and

            WHEREAS, as a condition to its willingness to enter into the Share Exchange Agreement, the Company has requested that the Stockholder enter into this Agreement.

            NOW, THEREFORE, to induce the Company to enter into, and in consideration of it entering into, the Share Exchange Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

            1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder represents and warrants to the Company that (a) the 1,875,000 record or beneficially (as defined below) owned shares of Common Stock (such shares of Common Stock, the "SUBJECT SHARES") are free and clear of all Liens or Restrictions and, except for this Agreement and the Share Exchange Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Stockholder is a party relating to the pledge, disposition or Voting (as defined in Section 2) of such Subject Shares and there are no Voting trusts or Voting agreements with respect to such Subject Shares, (b) the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective with respect to the Subject Shares, (c) the Stockholder has the capacity to enter into this Agreement, (d) the Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully the Stockholder's obligations hereunder, and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies), (e) no notices, reports or other filings are required to be made by the Stockholder

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with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by the Stockholder, and (f) the execution, delivery and performance of this Agreement by the Stockholder does not, and the consummation by the Stockholder of the transactions contemplated hereby will not, (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any Contract to which the Stockholder is a party or by which any of its assets are bound, (ii) result in the creation of any Lien on any of the assets of the Stockholder or (iii) result in a violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any of its assets are bound. For the purposes of this Agreement, a Person "beneficially" owns a security if such Person, directly or indirectly, through any contract, arrangement, understanding or otherwise has
(A) the power to vote, or direct the vote of such security and (B) the power to dispose, or direct the disposition of such security.

            2. AGREEMENT TO DELIVER PROXY. The Stockholder agrees to deliver to the Company on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT A that grants and transfers the Stockholder's Voting rights with respect to its Subject Shares to the Board of Directors of the Company or its successor in interest, acting by the vote or consent of a majority of the directors present at a duly constituted meeting in which a quorum is present, (a) in favor of the appointment of nominee(s) to the Board of Directors (the "Nominees") at any meeting of the stockholders of the Company at which such Nominee(s) is considered and at every adjournment or postponement thereof and (b) against any action, approval or agreement that would compete with or materially impede, interfere with, adversely affect or tend to discourage the appointment of the Nominee(s) or inhibit the timely appointment of the Nominee(s), in each case, to the same extent and with the same effect as such Stockholder might or could do under applicable law, rules and regulations. The proxy delivered by the Stockholder pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under New York law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, without limitation, consenting in accordance with Section 228 of the Delaware General Corporation
Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning. The Stockholder hereby revokes any and all previous proxies granted with respect to any of the Subject Shares and shall not hereafter, unless and until this Agreement terminates pursuant to Section 7 hereof, purport to grant any other proxy or power of attorney with respect to any of the Subject Shares or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Subject Shares. The Stockholder also agrees to use his reasonable best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement. The Stockholder acknowledges receipt and review of a copy of the Share Exchange Agreement.

            3. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in the Board of Directors of the Company or its successor in interest any direct or indirect


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ownership or incidence of ownership of or with respect to any Subject Shares.
All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder.

            4. TRANSFER AND ENCUMBRANCE. On or after the date hereof and during the term of this Agreement, the Stockholder agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of the Stockholder's Subject Shares except as pursuant to the terms of this Agreement.

            5. NO VOTING TRUSTS. The Stockholder that the Stockholder will not, nor will the Stockholder permit any Person under the Stockholder's control to, deposit any of the Stockholder's Subject Shares in a Voting trust or subject any of the Stockholder's Subject Shares to any arrangement with respect to the Voting of the Subject Shares inconsistent with this Agreement.

            6. SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining equitable relief.

            7. TERM AND TERMINATION. Subject to Section 11(i), the term of this Agreement shall commence on the date hereof, and such term and this Agreement shall terminate upon the earliest to occur of (i) five (5) years from the date hereof, (ii) the date on which the Share Exchange Agreement is terminated in accordance with its terms or (iii) at such time as the Stockholder's Subject Shares are resold or otherwise transferred in a public sale or distribution pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state and foreign securities laws.

            8. CERTAIN EVENTS; LEGEND ON STOCK CERTIFICATES. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Subject Shares and shall be binding upon any entity or person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's heirs, guardians, administrators or successors, UNLESS the Subject Shares are resold or otherwise transferred in a public sale or distribution pursuant to an effective registration statement under the Securities Act and any applicable state and foreign securities laws. Each certificate representing the Subject Shares shall bear a legend substantially in the following form:

            "UNLESS THE SUBJECT SHARES ARE RESOLD OR OTHERWISE TRANSFERRED IN A PUBLIC SALE OR DISTRIBUTION PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE AND

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            FOREIGN SECURITIES LAWS, THE SALE, TRANSFER, ASSIGNMENT, PLEDGE,
            ENCUMBRANCE OR OTHER SIMILAR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES ARE SUBJECT TO A VOTING AGREEMENT DATED NOVEMBER __, 2003 AMONG THE COMPANY AND A CERTAIN HOLDER OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

            9. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibit and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

            10. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally (by courier service or otherwise) or mailed, certified or registered mail with postage prepaid, or sent by confirmed telecopier, as follows:

            (a)   If to the Company:

                  170 Cambridge Street
                  Burlington, MA 01803-2933
                  Attn:  Anthony G. Roth, President and CEO

                  Telephone:  (800) 627-7547
                  Telecopy:  (781) 229-8886

                  with a copy to (which shall not constitute notice):

                  Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                  101 East 52nd Street, 9th Floor
                  New York, NY 10022
                  Attention:  Stephen A. Weiss, Esq.

                  Telephone:  (212) 752-9700
                  Facsimile:  (212) 980-5192

            (b)   If to the Stockholder:

                  26 Highland Boulevard
                  Dix Hills, New York  11746

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                  Attention:  Robert M. Rubin
                  Telephone:  (516) 938-2323
                  Telecopy:  (516) 837-7036

or to such other Person or address as any party shall specify by notice in writing to the other party. Any such notice shall be deemed to have been given
(i) upon actual delivery, if delivered by hand, (ii) on the third (3rd) business day following deposit of such notice, properly addressed with postage prepaid, with the United States Postal Service if mailed by registered or certified mail, return receipt requested, or (iii) upon sending such notice, if sent via facsimile, with confirmation of receipt, except that any notice of change of address shall be effective only upon actual receipt thereof.

            11.   MISCELLANEOUS.

            (a) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

            (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii)

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EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED
TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(b).

            (c) SEVERABILITY. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "invalid provision"), then such provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

            (d) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            (e) FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

            (f) HEADINGS. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (g) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

            (h) ASSIGNMENT. Neither the Stockholder nor the Company may assign any of his, her or its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            (i) EFFECTIVENESS. The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Share Exchange Agreement is executed and delivered by the Company, CSI, the Utix Principal Stockholder, and the CSI Stockholders.

            (j) JOINT PARTICIPATION IN DRAFTING THIS AGREEMENT. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel's advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto,

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therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

            (k) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense.

            (l) PUBLIC ANNOUNCEMENTS. Without the prior written consent of the Company, the Stockholder shall not issue any press release or make any public statements with respect to this Agreement or the Share Exchange Agreement, except as may be required by applicable law or court process.

                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                            UTIX GROUP, INC. (fka Chantal Skin Care Corporation)


                            By:
                               -------------------------------------------------
                               Name:
                               Title:



                            THE STOCKHOLDER:

                            Rubin Family Irrevocable Stock Trust

                            By:
                               -------------------------------------------------
                            Name:  Margery C. Rubin
                            Title: Trustee


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                                                                       EXHIBIT A

                            FORM OF IRREVOCABLE PROXY
                            -------------------------

            The undersigned, for consideration received, hereby constitutes and appoints the Board of Directors of Utix Group, Inc., a company organized under the laws of the State of Delaware (the "COMPANY"), or its successor in interest, acting by the vote or consent of a majority of the directors present at a duly constituted meeting in which a quorum is present, as my true and lawful attorneys and proxies, and hereby authorizes, for and in its name, place and stead, to the same extent and with the same effect as the undersigned might or could do under applicable law, rules or regulations to vote all shares of Common Stock of the Company, owned by the undersigned (the "SUBJECT SHARES") as of the date hereof at any meetings of stockholders of the Company after the date hereof and at any adjournment or postponement thereof (each, a "COMPANY MEETING") FOR the appointment of nominee(s) to the Board of Directors (the "Nominees") and AGAINST any action, approval or agreement that would compete with or materially impede, interfere with, adversely affect or tend to discourage the appointment of the Nominee(s) or inhibit the timely appointment of the Nominee(s), and (ii) to withhold consents with respect to such Subject Shares for any action, approval or agreement that would compete with or materially impede, interfere with, adversely affect or tend to discourage the Nominee(s) or inhibit the timely appointment of the Nominee(s). This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of November __, 2003, by and between the undersigned stockholder of the Company and the Company, terminates in accordance with its terms, at which time this proxy shall expire.

                                            Dated:  November __, 2003

                                            RUBIN FAMILY IRREVOCABLE STOCK TRUST


                                            By:
                                               ---------------------------------
                                               Name:  Margery C. Rubin
                                               Title: Trustee